Exhibit 99.1

MIT Holding, Inc. Signs Partnership Agreement with Georgia Southern University to Conduct Research on Infectious Diseases

SAVANNAH, Ga.--(BUSINESS WIRE)—October 2, 2007, MIT Holding, Inc. (OTCBB: MITD - News), has signed an agreement with Georgia Southern University to research products to stop the spread of infectious diseases. Dr. Thomas M. Kollars, Jr., the Company's Chief Scientific Advisor and Director of the Biodefense and Infectious Disease Laboratory and Associate Professor of Epidemiology in the Jiann-Ping Hsu College of Public Health, Georgia Southern University, will oversee the project.

“This is a significant partnership for MIT Holding,” commented William C. Parker, Chief Executive Officer of MIT Holding. “Georgia Southern University has extensive experience in public health research and well documented clinical data that will support our program. We look forward to working with Dr. Kollars and his team of experts to develop a product that could potentially save millions of lives through stopping the spread of infectious diseases, including malaria, dengue fever and West Nile virus.”

“We share the same ambition as MIT to stop the spread of infectious diseases,” commented Dr. Kollars. “The effects of infectious diseases are widespread, and account for millions of deaths every year. We have worked extensively to understand the epidemiology of these diseases, and are close to finalizing a product that could potentially save millions of lives. MIT has a strong distribution network and years of experience compounding pharmaceuticals. We look forward to working with the team at MIT to conclude the last component of our research, which we believe will create a commercially available product that will help eradicate infectious diseases within geographic areas.”

Georgia Southern University is a Carnegie Doctoral-Research University. The Carnegie classification promotes the highest level of dedication to the quality of education and research. The mission of the Jiann-Ping Hsu College of Public Health at Georgia Southern University is to provide public health education, research, and community service that will positively impact the quality of life and health disparities of rural and underserved populations. Also, the College of Public Health seeks to be nationally recognized for its leadership in addressing the multi-dimensional health problems facing many rural and underserved populations in Georgia and throughout the world.

About MIT Holding Inc.

Through its wholly owned subsidiaries, MIT distributes wholesale pharmaceuticals in the United States and overseas, administers intravenous infusions, operates ambulatory centers where therapies are administered and sells and rents home medical equipment. MIT is based in Savannah, Georgia and operates an ambulatory care center in Savannah. MIT is establishing relationships with government agencies and distributors outside the United States in order to purchase and sell pharmaceuticals internationally. MIT has initiated government contacts to obtain the necessary approvals to import pharmaceutical products into the Dominican Republic, Haiti, Costa Rica, the Bahamas, Argentina and Brazil. MIT's domestic wholesale pharmaceutical distribution is conducted through Medical Infusion Technologies, Inc., which sells pharmaceuticals to end-users and other wholesalers in the U.S. MIT plans to form a subsidiary to distribute pharmaceuticals to outside of the United States and another subsidiary for sales to institutions, such as hospitals and nursing homes. MIT provides infusion pharmacy services through its pharmacy in Savannah, Georgia. The licensed pharmacy can dispense infusible and non-infusible prescription pharmaceuticals to treat a wide range of chronic and acute health conditions. The home medical equipment division carries a wide variety of durable medical equipment and supplies for purchase or lease. The division maintains inventory or can rapidly obtain a wide variety of home medical equipment products to match almost any request.

Forward-Looking Statements

Some of the information contained in this prospectus forward-looking statements (as defined in Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities and Exchange Act of 1934 the "Exchange Act"), which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for our future operations, our growth strategies or business plans or other facts that have not yet occurred. These statements can be identified by the use of forward-looking terminology such as "might," "may," "could," "expect," "anticipate," "estimate," "likely," "intend," "believe," or "continue" or the negative thereof or other variations thereon or comparable terminology. The above risk factors contain discussions of important factors that should be considered by prospective investors for their potential impact on forward-looking statements included in this prospectus. These important factors, among others, may cause actual results to differ materially and adversely from the results expressed or implied by the forward-looking statements. We caution investors that these discussions of important risks and uncertainties are not exclusive, and our business may be subject to other risks and uncertainties, which are not detailed there.

Investors are cautioned not to place undue reliance on our forward-looking statements. We make forward-looking statements as of the date on which Prospectus is filed with the SEC, and we assume no obligation to update the forward-looking statements after the date hereof whether as a result of new information or events, changed circumstances, or otherwise, except as required by law.

Contact:
MIT Holding, Inc.
William Parker, Chief Executive Officer
912-925-1905
or
Investor Relations:
Adam Holdsworth / Erica Ruderman, 212-825-3210
or
Media Relations:
Janet Vasquez, 212-825-3210

Source: MIT Holding, Inc.